EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2009, with respect to the financial statements in the Annual Report of Design Within Reach, Inc. on Form 10-K for the year ended January 3, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Design Within Reach, Inc. on Forms S-8 (File No. 333-117190, effective July 7, 2004 and File No. 333-143313, effective May 29, 2007).

/s/: GRANT THORNTON LLP

San Francisco, CA

March 31, 2009